UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2015

CNA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 S. Wabash, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (312) 822-5000

NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(c) On June 2, 2015, Registrant announced the appointment of Kevin J. Leidwinger as President and Chief Operating Officer of the Commercial Lines of Registrant, effective June 22, 2015. In connection with such appointment, Mr. Leidwinger will have an annual salary of $625,000 and is eligible to participate in the CNA Annual Incentive Plan and CNA Long-Term Incentive Plan, each at a target of 125% of his annual base salary. Mr. Leidwinger will also be eligible to participate in Registrant's 401(k) plan and other savings plans, relocation benefit program, country club membership allowance program and health and welfare benefits that are widely available to Registrant's employees. Under the terms of his employment arrangement, should Mr. Leidwinger be terminated within three years of his hire date, he is entitled to 12 months of base salary (as of the last day of employment) and annual incentive bonus (bonus calculated at target, prorated from date of hire) (collectively, the "Severance"). The Severance is only payable upon termination without Cause or if Mr. Leidwinger leaves the Registrant for Good Reason (“Cause” and “Good Reason” are terms in Mr. Leidwinger’s employment arrangement). The Severance shall be payable in a single lump sum within thirty days following termination of employment.
There is no family relationship between Mr. Leidwinger and any other executive officer of Registrant, and there is no arrangement or understanding with any other person under which he was appointed. There are no transactions to which Registrant or any of its subsidiaries is a party and in which Mr. Leidwinger has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.
The full text of Registrant's press release announcing the matters described herein is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits:
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation
(Registrant)

Date: June 2, 2015	By	/s/ D. Craig Mense
(Signature)
D. Craig Mense Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1
CNA Financial Corporation press release, issued June 2, 2015, announcing the appointment of Kevin J. Leidwinger as President and Chief Operating Officer of the Commercial Lines of Registrant, effective June 22, 2015.

4